Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-278067), and Form S-8 (No. 333-277197; No. 333-240298; No. 333-226830; No. 333-216901; No. 333-170381; No. 333-152767; No. 333-124689; and No. 333-09062) of AstraZeneca PLC of our report dated 6 February 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
18 February 2025

PricewaterhouseCoopers LLP, 1 Embankment Place, London WC2N 6RH
T: +44 (0) 2075 835 000, F: +44 (0) 2072 124 652, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business and by the Solicitors Regulation Authority for regulated legal activities.